Exhibit 99.1

News Release

CONTACT:	Neal E. Arnold, CFO (Analysts)	FOR IMMEDIATE RELEASE
	(513) 579-4356	October 14, 2003
Bradley S. Adams, IR (Analysts)
(513) 534-0983
Roberta R. Jennings (Media)
(513) 579-4153

FIFTH THIRD BANCORP REPORTS THIRD QUARTER EARNINGS

“EPS of $.76…$.77 Excluding Cumulative Effect”

Fifth Third Bancorp’s third quarter earnings per diluted share were $.76, an increase of nine percent over $.70 per diluted share for the same period in 2002, including an after-tax charge for a nonrecurring cumulative effect of a change in accounting principle of $10.8 million, or $.02 per diluted share on a rounded basis, related to the early implementation of FASB Interpretation No. 46; third quarter net income before the cumulative effect was $448,145,000, or $.77 per diluted share. Third quarter net income totaled $437,198,000, compared to third quarter 2002’s net income of $416,554,000. Third quarter return on average assets (ROA) and return on average equity (ROE) were 1.94 percent and 20.6 percent, respectively, compared to 2.18 percent and 19.6 percent in 2002’s third quarter.

“We are extremely pleased to deliver solid financial results in what continues to be a challenging year for the economy in general,” stated George A. Schaefer, Jr., President and CEO. “Our employees are to be commended for their hard work in continuing to focus on the things we can control. Local market execution, disciplined expense control, an unwavering focus on revenue growth and a conservative approach to risk management continue to differentiate Fifth Third from our competitors. Earnings this quarter were highlighted by strong loan and deposit sales results and continued strength from our service businesses. The credit quality of our loan portfolio remained strong in the third quarter and shows signs of improvement in the near-term despite the lack of a meaningful rebound in economic activity. Our outlook for the remainder of the year and into 2004 remains upbeat as our sales force and affiliate management teams continue to focus on winning customer relationships and cross-selling additional products and services.”

“Fifth Third has worked extremely hard in recent months to strengthen risk management processes and internal controls. Comprehensive third-party reviews of these areas have been completed and Fifth Third is continuing to focus on areas for improvement. I’m very proud of the hard work of our employees in implementing the investments Fifth Third has made in technology, operations, internal audit and risk management in recent periods. We feel the progress that we are making in these areas will complement our long-standing conservative operating principles and serve to make Fifth Third an even stronger company as we continue to grow.”

Strong Loan and Deposit Growth, Balance Sheet Trends

Loan and lease balances exhibited very strong growth with period end loans and leases increasing by $2.4 billion, or 20 percent on an annualized sequential basis from last quarter, driven primarily by very strong results in consumer lending and continued growth in commercial loans and leases. On an average basis, total loans and leases increased by 18 percent over the same quarter last year. Direct installment loan originations remained very strong and totaled $2.2 billion in the third quarter, compared to $2.0 billion last quarter, with balances increasing by 20 percent over the third quarter of last year and 33 percent on an annualized sequential basis. Fifth Third is continuing to devote significant focus on producing banking center based loan originations given the strong credit performance and attractive yields available in these products. Period end commercial loan and lease balances increased by 12 percent over the same quarter last year and by over $330 million from last quarter. Growth in middle-market and small business commercial loan originations during the quarter was partially mitigated by seasonal decreases in existing commercial line of credit utilization percentages across the footprint. During the third quarter, Fifth Third securitized and sold $903 million in home equity lines of credit to limit balance sheet leverage due to the exceptionally strong demand experienced in this asset class over recent periods relative to the entire loan and lease portfolio.

Commercial customer additions and net new retail checking account growth resulted in another quarter of positive deposit growth for Fifth Third. Average interest checking balances and average demand deposit balances increased by nine percent and 20 percent, respectively, with average transaction account balances as a whole increasing nine percent compared to the same quarter last year. Sequentially, average demand deposits and interest checking balances increased by 32 percent and three percent on an annualized basis, respectively. The level of savings, money market, and time deposit balances continued to moderate given the low level of interest rates. Fifth Third is continuing to focus on net checking account growth in its retail and commercial franchises.

Net interest income on a fully-taxable equivalent basis increased seven percent over the same quarter last year primarily due to strong earning asset growth. The implementation of SFAS No. 150 during the third quarter, discussed in greater detail later in this release, and the resulting reclassification of approximately $10.2 million of minority interest expense into interest expense, impacted net interest income and margin performance comparisons to prior periods. Additional contraction in the net interest margin in the third quarter is attributable to the effect of the absolute level of interest rates on earning asset yields and the impact of higher origination volumes at lower market rates of interest. Specifically, the average yield on interest earning assets declined 33 bp and the variance between margin and rate spread compressed six bp from the second quarter, driving a two percent sequential decrease in net interest income on a fully-taxable equivalent basis despite strong loan growth in the quarter. Third quarter performance trends were also impacted by the prepayments and sales of mortgage-backed securities that resulted in a $1.0 billion decrease in the available for sale securities portfolio. These actions will serve to stabilize near and intermediate term net interest income performance trends in a volatile interest rate environment and maintain Fifth Third’s interest rate risk posture. Overall, earning asset yields continue to be impacted by loan growth and the prepayment of assets resulting in shorter durations and considerable cash flows. Fifth Third expects that margin and net interest income trends in coming periods will benefit from the recent slowing of prepayment speeds.

Other Operating Income

Recent strong business line revenue growth trends continued in the third quarter with total other operating income up 12 percent over the same quarter last year.

Fifth Third Processing Solutions, our Electronic Payment Processing division, delivered a six percent increase in revenues over the third quarter of last year. Comparisons to prior periods are impacted by a slowdown in transaction volume growth rates on the existing customer base reflective of current economic conditions, sluggish growth in the retail sector of the economy and a $5 million third quarter revenue impact associated with the recent MasterCard®/Visa® settlement. Revenue from Electronic Funds Transfer (EFT) declined two percent from the same quarter last year and merchant processing increased 13 percent over the same quarter last year despite growth of only approximately two percent in transaction volumes from the existing merchant customer base. Fifth Third Processing Solutions continues to realize strong sales momentum from the addition of new customer relationships in both its Merchant Services and EFT businesses. Fifth Third Processing Solutions now handles electronic processing for over 194,000 merchant locations and 1,400 financial institutions worldwide.

Successful sales of retail and commercial deposit accounts and corporate treasury management products fueled increases in deposit service revenues of 10 percent over the same quarter last year. The third quarter increase was highlighted by a nine percent increase in retail deposit based revenues and an 11 percent increase in commercial deposit based revenues over the same quarter last year on the strength of Fifth Third’s continuing focus on cross-sell initiatives, new customer relationships and the benefit of a lower interest rate environment.

Mortgage net service revenue totaled $74.8 million in the third quarter compared to $92.8 million last quarter and $9.4 million in 2002’s third quarter. Inclusive of net realized securities gains/losses resulting from sales from a portfolio established to hedge against volatility related to the value of mortgage servicing rights, mortgage net service revenue totaled $94.6 million last quarter and $43.2 million in 2002’s third quarter. Mortgage originations totaled $4.9 billion in the third quarter versus $4.9 billion last quarter and $2.7 billion in the third quarter of last year. The $18.0 million decrease in mortgage banking revenues relative to last quarter is primarily attributable to movements in interest rates during the quarter and the corresponding impacts on loan sales into the secondary market. Fifth Third currently expects mortgage banking originations to decline from recent period record levels as refinance activity and new applications continue to decline. Third quarter mortgage net service revenue was comprised of $120.1 million in total mortgage banking fees and loan sales, less $16.0 million of losses and mark-to-market adjustments on both settled and outstanding free-standing derivative financial instruments and less $29.3 million in net valuation adjustments and amortization on mortgage servicing rights. The mark-to-market adjustments and settlement of free-standing derivative financial instruments and corresponding valuation adjustments resulted from higher interest rate volatility and the resulting impact of changing prepayment speeds on the mortgage servicing portfolio. The mortgage servicing asset, net of the valuation reserve, is $274.6 million at September 30, 2003, compared to $244.4 million last quarter and $254.3 million a year ago.

Investment Advisory revenues increased six percent over the same quarter last year and seven percent on an annualized basis from last quarter. The increase in service revenue compared to the same quarter last year resulted primarily from strengthening sales results in Retirement Plan Services and improved institutional asset management revenues. As equity market valuations continue to build upon recent momentum, revenue contributions from institutional and private client are expected to continue to increase. Fifth Third continues to focus its sales efforts on integrating services across business lines and working closely with retail and commercial team members to take advantage of a diverse and expanding customer base. Fifth Third Investment Advisors, among the largest money managers in the Midwest, has $32 billion in assets under management and $193 billion in assets under care.

Other service charges and fee revenue totaled $171.4 million in the third quarter, a 19 percent increase from the third quarter last year and a 23 percent increase from last quarter. Compared to the third quarter of last year, commercial banking revenues increased 26 percent, institutional fixed income trading and sales revenues increased 74 percent, cardholder fee revenue increased 36 percent, indirect loan fees increased 25 percent and insurance revenue decreased 37 percent due to the fourth quarter 2002 sale of the property and casualty insurance agency product line operations. Other service charges and fee revenue comparisons are also impacted by a $22 million gain on the previously discussed securitization and sale of $903 million of home equity lines of credit during the third quarter.

Operating Expenses

Third quarter operating expenses increased three percent over the same period last year with direct comparisons to prior periods impacted by the following factors: (i) the early implementation of FASB Interpretation No. 46 (FIN 46) in the third quarter of 2003, discussed in greater detail later in this release, resulted in the recognition of $50 million of depreciation expense on operating lease assets captured as a component of operating expenses; (ii) an $82 million pre-tax charge realized in the third quarter of 2002 related to treasury clearing and other related settlement accounts; (iii) a $30.8 million pre-tax recovery of the above mentioned treasury charge realized as a credit to other operating expense in the second quarter of 2003; and (iv) a charge of $20.1 million related to the early retirement of approximately $200 million of Federal Home Loan Bank advances in the second quarter of 2003. Fifth Third’s third quarter efficiency ratio stands at 44.8 percent compared to 43.5 percent last quarter and 47.8 percent in the third quarter of last year.

Excluding the impact of the above mentioned factors, operating expenses increased by nine percent over the same quarter last year and decreased by 14 percent on an annualized basis from last quarter; comparisons being provided to supplement an understanding of the fundamental trends in operating expenses. The increase over the same quarter last year is primarily attributable to the implications of growth in all of our markets and increases in spending related to the expansion and improvement of our sales force, growth of the retail banking platform, continuing investment in support personnel, process improvement, technology and infrastructure to support recent and future growth and increasing insurance and other employee benefit expenses. Expense improvement from last quarter relates primarily to decreases in third- party consultant expenses. Fifth Third expects continued near-term improvement from certain volume related expense items and efficiency initiatives related to non-risk management expenses.

Credit Quality

Credit quality metrics and trends improved modestly in the third quarter. Third quarter net charge-offs as a percentage of average loans and leases were 59 bp, compared to 64 bp last quarter. Nonperforming assets (NPAs) were 62 bp of total loans and leases and other real estate owned at September 30, 2003, consistent with the 62 bp posted last quarter. Overall, the level of nonperforming loans and net charge-offs remain a small percentage of the total loan and lease portfolio. Net charge-offs for the quarter were $75.1 million, compared to $77.5 million last quarter and $43.6 million in the third quarter of 2002. Commercial loan and lease net charge-offs declined modestly from the second quarter and totaled $43.1 million in the third quarter. The third quarter provision for loan and lease losses totaled $112.1 million, compared to $108.9 million last quarter and $55.5 million in the same quarter last year, resulting in a $37.0 million increase in the credit loss reserve which remained at 1.49 percent of total loans and leases outstanding.

Other Items

The early adoption on July 1, 2003 of the new FIN 46, “Consolidation of Variable Interest Entities,” required Fifth Third to consolidate a special purpose entity involved in the sale-leaseback of certain auto leases as Fifth Third was deemed to be the primary beneficiary under the provisions of this new Interpretation. Consolidation of these operating lease assets did not impact risk-based capital ratios or bottom line income statement trends; however, lease payments on the operating lease assets are now reflected as a component of other operating income and depreciation expense is now reflected as component of operating expenses. As of September 30, 2003, the total outstanding balance of leased autos sold was $900 million. Adopting the provisions of this Interpretation required Fifth Third to recognize a below-the-line after-tax cumulative effect charge in the third quarter of $10.8 million (approximately $.02 per diluted share) representing the difference between the carrying value of the leased autos sold and the carrying value of the newly consolidated liability.

The adoption on July 1, 2003 of SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” required a reclassification of minority interest expense to interest expense for preferred stock issued during 2001 by a subsidiary of Fifth Third. The existence of the mandatory redemption feature of this issue upon its mandatory conversion to trust preferred securities necessitated this reclassification between expense categories beginning in the third quarter of 2003 and will not result in any change in bottom line income statement trends.

Conference Call

Fifth Third will host a conference call to discuss these third quarter financial results at 9:30 a.m. (Eastern Daylight Time) today. Investors, analysts and other interested parties may dial into the conference call at 877-309-0967 for domestic access and 706-679-3977 for international access (password: Fifth Third). A replay of the conference call will be available until 11:59 p.m. October 21, 2003 by dialing 800-642-1687 for domestic access and 706-645-9291 for international access (password: Fifth Third).

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. The Company has $89 billion in assets, operates 17 affiliates with 948 full-service Banking Centers, including 131 Bank Mart® locations open seven days a week inside select grocery stores and 1,891 Jeanie® ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee and West Virginia. The financial strength of Fifth Third’s affiliate banks continues to be recognized by rating agencies with deposit ratings of AA- and Aa1 from Standard & Poor’s and Moody’s, respectively. Additionally, Fifth Third Bancorp continues to maintain the highest short-term ratings available at A-1+ and Prime-1 and is recognized by Moody’s with one of the highest senior debt ratings for any U.S. bank holding company of Aa2. Fifth Third operates four main businesses: Retail, Commercial, Investment Advisors and Fifth Third Processing Solutions. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded through the Nasdaq National Market System under the symbol “FITB.”

This release may contain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, that involve inherent risks and uncertainties. This press release may contain certain forward-looking statements with respect to our financial condition, results of operations, plans, objectives, future performance and business including statements preceded by, followed by or that include the words or phrases such as “believes,” “expects,” “anticipates,” “plans,” “trend,” “objective,” “continue,” “remain” or similar expressions or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in the states in which we do business, are less favorable than expected; (5) political developments, wars or other hostilities may disrupt or increase volatility in securities markets or other economic conditions; (6) legislative or regulatory changes or actions adversely affect the businesses in which we are engaged; (7) changes and trends in the securities markets; (8) a delayed or incomplete resolution of regulatory issues; (9) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity; and (10) the outcome of regulatory and legal proceedings. We undertake no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this release. Further information on other factors which could affect the financial results of Fifth Third are included in Fifth Third’s filings with the Securities and Exchange Commission. These documents are available free of charge at the Commission’s website at http://www.sec.gov and/or from Fifth Third.

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FIFTH THIRD BANCORP AND SUBSIDIARIES

Quarterly Financial Review for September 30, 2003

Table of Contents	Page
Earnings Review:
Financial Highlights	7-8
Consolidated Statements of Income	9-10
Consolidated Statements of Changes in Shareholders’ Equity	11
Condensed Consolidated Quarterly Statements of Income (Taxable Equivalent)	12
Other Operating Income and Operating Expenses	13

Financial Condition:
Consolidated Balance Sheets	14
Loans and Leases Serviced	15
Consolidated Average Balance Sheets, Yields (Taxable Equivalent) and Rates	16-17
Regulatory Capital	18
Asset Quality	19

FIFTH THIRD BANCORP AND SUBSIDIARIES

Financial Highlights

(unaudited)

	For the Three Months Ended		Percent Change
	September 30, 2003	September 30, 2002
Earnings ($ in thousands, except per share)
Net Interest Income (Taxable Equivalent)	$734,707	688,253	6.7
Net Income Available to Common Shareholders	437,198	416,554	5.0
Earnings Per Share:
Basic	0.77	0.72	6.9
Diluted	0.76	0.70	8.6

Key Ratios (percent)
Return on Average Assets (ROAA)	1.94%	2.18	(11.0)
Return on Average Equity (ROAE)	20.6	19.6	5.1
Net Interest Margin (Taxable Equivalent)	3.52	3.91	(10.0)
Efficiency	44.8	47.8	(6.3)
Average Shareholders’ Equity to Average Assets	9.42	11.11	(15.2)
Risk-Based Capital (a):
Tier 1 Capital	11.54	12.11	(4.7)
Total Capital	13.98	13.98	0.0
Tier 1 Leverage	9.23	10.22	(9.7)

Common Stock Data
Cash Dividends Declared Per Share	$0.29	0.26	11.5
Book Value Per Share	15.00	14.48	3.6
Market Price Per Share:
High	59.44	68.54	(13.3)
Low	52.50	55.26	(5.0)
End of Period	55.54	61.23	(9.3)
Price/Earnings Ratio (b)	18.83	22.76	(17.3)

	For the Nine Months Ended		Percent Change
	September 30, 2003	September 30, 2002
Earnings ($ in thousands, except per share)
Net Interest Income (Taxable Equivalent)	$2,200,153	2,030,604	8.3
Net Income Available to Common Shareholders	1,293,505	1,210,601	6.8
Earnings Per Share:
Basic	2.26	2.08	8.7
Diluted	2.23	2.04	9.3

Key Ratios (percent)
Return on Average Assets (ROAA)	2.00%	2.20	(9.1)
Return on Average Equity (ROAE)	20.0	20.0	0.0
Net Interest Margin (Taxable Equivalent)	3.65	4.02	(9.2)
Efficiency	44.2	45.2	(2.2)
Average Shareholders’ Equity to Average Assets	9.99	11.04	(9.5)

Common Stock Data
Cash Dividends Declared Per Share	$0.84	0.72	16.7
Market Price Per Share:
High	62.15	69.70	(10.8)
Low	47.05	55.26	(14.9)

(a)	September 30, 2003 risk-based capital ratios are estimated.
(b)	Based on the most recent twelve-month earnings per diluted share and end of period stock prices.

FIFTH THIRD BANCORP AND SUBSIDIARIES

Financial Highlights

(unaudited)

Values Per Share

	Book Value Per Share				Market Price Range Per Share
	March 31	June 30	September 30	December 31	Low	High
1998	$8.87	$9.27	$9.43	$9.64	$31.67	$49.42
1999	9.74	9.59	9.56	9.84	38.58	50.29
2000	9.99	10.33	10.72	11.71	29.33	60.88
2001	12.19	12.26	12.81	13.11	45.69	64.77
2002	13.39	14.10	14.48	14.76	55.26	69.70
2003	15.07	15.01	15.00		47.05	62.15

Earnings Per Share, Basic

	For the Three Months Ended					Year-to-Date
	March 31	June 30	September 30	December 31
1998	$0.38	$0.18	$0.45	$0.43		$1.44
1999	0.45	0.45	0.45	0.33		1.68
2000	0.47	0.44	0.55	0.56		2.02
2001	0.52	0.22	0.48	0.67		1.90
2002	0.67	0.69	0.72	0.73		2.82
2003	0.73	0.76	0.77			2.26

Earnings Per Share, Diluted

	For the Three Months Ended					Year-to-Date
	March 31	June 30	September 30	December 31
1998	$0.37	$0.18	$0.44	$0.43		$1.42
1999	0.44	0.44	0.44	0.33		1.66
2000	0.46	0.43	0.54	0.55		1.98
2001	0.51	0.22	0.47	0.65		1.86
2002	0.66	0.68	0.70	0.72		2.76
2003	0.72	0.75	0.76			2.23

FIFTH THIRD BANCORP AND SUBSIDIARIES

Consolidated Statements of Income

(unaudited) ($ in thousands, except per share)

	For the Three Months Ended
	September 30, 2003	September 30, 2002
Interest Income
Interest and Fees on Loans and Leases	$676,628	702,948
Interest on Securities:
Taxable	292,942	318,238
Exempt from Income Taxes	12,520	14,080

Total Interest on Securities	305,462	332,318
Interest on Other Short-Term Investments	888	1,281

Total Interest Income	982,978	1,036,547
Interest Expense
Interest on Deposits:
Interest Checking	43,015	80,691
Savings	14,362	44,819
Money Market	7,458	6,910
Other Time	49,266	81,967
Certificates—$100,000 and Over	11,524	12,518
Foreign Office	8,772	7,265

Total Interest on Deposits	134,397	234,170
Interest on Federal Funds Borrowed	19,056	12,018
Interest on Other Short-Term Borrowings	13,800	17,881
Interest on Long-Term Debt	90,679	94,805

Total Interest Expense	257,932	358,874

Net Interest Income	725,046	677,673
Provision for Credit Losses	112,082	55,524

Net Interest Income After Provision for Credit Losses	612,964	622,149
Other Operating Income
Electronic Payment Processing Income	143,210	134,866
Service Charges on Deposits	125,130	113,770
Mortgage Banking Net Revenue	74,830	9,401
Investment Advisory Income	87,472	82,723
Other Service Charges and Fees	171,365	143,767
Operating Lease Income	65,809	—
Securities Gains, Net	15,308	89,347
Securities Gains, Net—Non-Qualifying Hedges on Mortgage Servicing	—	33,783

Total Other Operating Income	683,124	607,657
Operating Expenses
Salaries, Wages and Incentives	226,212	219,465
Employee Benefits	61,223	47,581
Equipment Expenses	21,047	19,459
Net Occupancy Expenses	36,299	36,209
Operating Lease Expenses	49,558	—
Other Operating Expenses	240,531	296,448

Total Operating Expenses	634,870	619,162

Income Before Income Taxes, Minority Interest and Cumulative Effect	661,218	610,644
Applicable Income Taxes	213,073	184,483

Income Before Minority Interest and Cumulative Effect	448,145	426,161
Minority Interest, Net of Tax	—	9,422

Income Before Cumulative Effect	448,145	416,739
Cumulative Effect of Change in Accounting Principle, Net of Tax	10,762	—

Net Income	437,383	416,739
Dividend on Preferred Stock	185	185

Net Income Available to Common Shareholders	$437,198	416,554

Earnings Per Share:
Basic	$0.77	0.72
Diluted	$0.76	0.70

FIFTH THIRD BANCORP AND SUBSIDIARIES

Consolidated Statements of Income

(unaudited) ($ in thousands, except per share)

	For the Nine Months Ended
	September 30, 2003	September 30, 2002
Interest Income
Interest and Fees on Loans and Leases	$2,042,792	2,104,189
Interest on Securities:
Taxable	919,606	950,558
Exempt from Income Taxes	38,054	42,215

Total Interest on Securities	957,660	992,773
Interest on Other Short-Term Investments	2,742	4,598

Total Interest Income	3,003,194	3,101,560
Interest Expense
Interest on Deposits:
Interest Checking	144,243	227,738
Savings	51,940	121,554
Money Market	24,503	22,769
Other Time	166,173	286,255
Certificates—$100,000 and Over	39,257	45,681
Foreign Office	29,490	25,428

Total Interest on Deposits	455,606	729,425
Interest on Federal Funds Borrowed	60,289	34,816
Interest on Short-Term Bank Notes	—	54
Interest on Other Short-Term Borrowings	40,645	50,758
Interest on Long-Term Debt	275,748	284,651

Total Interest Expense	832,288	1,099,704

Net Interest Income	2,170,906	2,001,856
Provision for Credit Losses	305,775	174,526

Net Interest Income After Provision for Credit Losses	1,865,131	1,827,330
Other Operating Income
Electronic Payment Processing Income	414,848	364,711
Service Charges on Deposits	360,279	318,430
Mortgage Banking Net Revenue	244,505	121,230
Investment Advisory Income	255,745	259,130
Other Service Charges and Fees	468,980	415,714
Operating Lease Income	65,809	—
Securities Gains, Net	79,077	98,848
Securities Gains, Net—Non-Qualifying Hedges on Mortgage Servicing	2,809	32,742

Total Other Operating Income	1,892,052	1,610,805
Operating Expenses
Salaries, Wages and Incentives	704,356	662,207
Employee Benefits	186,893	141,908
Equipment Expenses	61,103	59,491
Net Occupancy Expenses	112,574	105,747
Operating Lease Expense	49,558	—
Other Operating Expenses	696,301	677,552

Total Operating Expenses	1,810,785	1,646,905

Income Before Income Taxes, Minority Interest and Cumulative Effect	1,946,398	1,791,230
Applicable Income Taxes	621,118	551,794

Income Before Minority Interest and Cumulative Effect	1,325,280	1,239,436
Minority Interest, Net of Tax	20,458	28,280

Income Before Cumulative Effect	1,304,822	1,211,156
Cumulative Effect of Change in Accounting Principle, Net of Tax	10,762	—

Net Income	1,294,060	1,211,156
Dividend on Preferred Stock	555	555

Net Income Available to Common Shareholders	$1,293,505	1,210,601

Earnings Per Share:
Basic	$2.26	2.08
Diluted	$2.23	2.04

FIFTH THIRD BANCORP AND SUBSIDIARIES

Consolidated Statements of Changes in Shareholders’ Equity

(unaudited) ($ in thousands, except per share)

	For the Three Months Ended
	September 30, 2003	September 30, 2002
Total Shareholders’ Equity, Beginning	$8,554,234	8,190,339
Net Income	437,383	416,739
Nonowner Changes in Equity, Net of Tax:
Change in Unrealized Gains and (Losses) on Securities Available-for-Sale and Qualifying Cash Flow Hedges	(245,499)	95,221

Net Income and Nonowner Changes in Equity	191,884	511,960
Cash Dividends Declared:
Common Stock (2003—$.29 per share and 2002—$.26 per share)	(165,559)	(150,475)
Preferred Stock	(185)	(185)
Stock Options Exercised Including Treasury Shares Issued	12,883	28,898
Loans Issued Related to Exercise of Stock Options	(17,082)	—
Corporate Tax Benefit Related to Exercise of Non-Qualified Stock Options	—	42
Shares Purchased	(22,315)	(202,382)
Other	(74)	(2,459)

Total Shareholders’ Equity, Ending	$8,553,786	8,375,738

	For the Nine Months Ended
	September 30, 2003	September 30, 2002
Total Shareholders’ Equity, Beginning	$8,475,017	7,639,277
Net Income	1,294,060	1,211,156
Nonowner Changes in Equity, Net of Tax:
Change in Unrealized Gains and (Losses) on Securities Available-for-Sale and Qualifying Cash Flow Hedges	(378,408)	311,935

Net Income and Nonowner Changes in Equity	915,652	1,523,091
Cash Dividends Declared:
Common Stock (2003—$.84 per share and 2002—$.72 per share)	(480,446)	(418,049)
Preferred Stock	(555)	(555)
Stock Options Exercised Including Treasury Shares Issued	68,159	93,845
Loans Issued Related to Exercise of Stock Options	(37,184)	—
Corporate Tax Benefit Related to Exercise of Non-Qualified Stock Options	309	408
Shares Purchased	(384,135)	(458,418)
Other	(3,031)	(3,861)

Total Shareholders’ Equity, Ending	$8,553,786	8,375,738

FIFTH THIRD BANCORP AND SUBSIDIARIES

Condensed Consolidated Quarterly Statements of Income (Taxable Equivalent)

(unaudited) ($ in thousands, except per share)

	For the Three Months Ended
	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002	September 30, 2002
Interest Income	$982,978	1,019,918	1,000,298	1,027,852	1,036,547
Taxable Equivalent Adjustment	9,661	9,683	9,902	10,395	10,580

Interest Income (Taxable Equivalent)	992,639	1,029,601	1,010,200	1,038,247	1,047,127
Interest Expense	257,932	280,452	293,903	329,387	358,874

Net Interest Income (Taxable Equivalent)	734,707	749,149	716,297	708,860	688,253
Provision for Credit Losses	112,082	108,877	84,817	72,085	55,524

Net Interest Income After Provision for Credit Losses (Taxable Equivalent)	622,625	640,272	631,480	636,775	632,729
Other Operating Income	683,124	620,889	588,039	583,322	607,657
Operating Expenses	634,870	596,130	579,785	569,282	619,162

Income Before Income Taxes, Minority Interest and Cumulative Effect (Taxable Equivalent)	670,879	665,031	639,734	650,815	621,224
Applicable Income Taxes	213,073	207,446	200,599	207,463	184,483
Taxable Equivalent Adjustment	9,661	9,683	9,902	10,395	10,580

Income Before Minority Interest and Cumulative Effect	448,145	447,902	429,233	432,957	426,161
Minority Interest, Net of Tax	—	10,229	10,229	9,400	9,422

Income Before Cumulative Effect	448,145	437,673	419,004	423,557	416,739
Cumulative Effect of Change in Accounting Principle, Net of Tax	10,762	—	—	—	—

Net Income	437,383	437,673	419,004	423,557	416,739
Dividend on Preferred Stock	185	185	185	185	185

Net Income Available to Common Shareholders	$437,198	437,488	418,819	423,372	416,554

Earnings Per Share:
Basic	$0.77	0.76	0.73	0.73	0.72
Diluted	$0.76	0.75	0.72	0.72	0.70

FIFTH THIRD BANCORP AND SUBSIDIARIES

Other Operating Income and Operating Expenses

(unaudited) ($ in thousands)

	For the Three Months Ended
	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002	September 30, 2002
Other Operating Income
Electronic Payment Processing Income	$143,210	141,501	130,138	147,343	134,866
Service Charges on Deposits	125,130	120,826	114,322	112,646	113,770
Mortgage Banking Net Revenue	74,830	92,826	76,849	66,689	9,401
Investment Advisory Income	87,472	85,866	82,407	77,117	82,723
Other Service Charges and Fees	171,365	139,217	158,399	164,013	143,767
Operating Lease Income	65,809	—	—	—	—
Securities Gains, Net	15,308	38,860	24,909	14,731	89,347
Securities Gains, Net—Non-Qualifying Hedges on Mortgage Servicing	—	1,793	1,015	783	33,783

Total Other Operating Income	683,124	620,889	588,039	583,322	607,657

Operating Expenses
Salaries, Wages and Incentives	226,212	243,885	234,260	242,673	219,465
Employee Benefits	61,223	64,870	60,800	59,740	47,581
Equipment Expenses	21,047	20,343	19,713	19,861	19,459
Net Occupancy Expenses	36,299	37,857	38,417	36,707	36,209
Operating Lease Expenses	49,558	—	—	—	—
Other Operating Expenses (a)	240,531	229,175	226,595	210,301	296,448

Total Operating Expenses	$634,870	596,130	579,785	569,282	619,162

Full-Time Equivalent Employees	19,770	19,830	19,573	19,119	18,764
Banking Centers	942	943	941	930	919

(a)	Includes intangible amortization expense of $9.5 million, $11.6 million, $9.3 million, $9.4 million and $9.0 million for the three months ended September 30, 2003, June 30, 2003, March 31, 2003, December 31, 2002 and September 30, 2002, respectively.

FIFTH THIRD BANCORP AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited) ($ in thousands, except per share)

	As of
	September 30, 2003	September 30, 2002
Assets
Cash and Due from Banks	$2,393,563	1,830,093
Securities Available-for-Sale (a)	28,011,116	24,402,195
Securities Held-to-Maturity (b)	145,051	21,372
Other Short-Term Investments	258,265	597,836
Loans Held for Sale	1,528,137	2,663,976
Loans and Leases:
Commercial Loans	13,824,382	12,427,344
Construction Loans	3,470,077	3,207,166
Commercial Mortgage Loans	6,590,021	5,659,393
Commercial Lease Financing	4,249,420	3,671,477
Residential Mortgage Loans	4,493,264	3,037,955
Consumer Loans	17,710,265	14,756,437
Consumer Lease Financing	2,839,928	2,484,536
Unearned Income	(1,370,918)	(1,038,739)

Total Loans and Leases	51,806,439	44,205,569
Reserve for Credit Losses	(771,709)	(660,934)

Total Loans and Leases, net	51,034,730	43,544,635
Bank Premises and Equipment	999,891	849,540
Operating Lease Equipment	899,348	—
Accrued Income Receivable	425,143	524,055
Goodwill	699,981	709,872
Intangible Assets	212,511	244,265
Servicing Rights	284,812	254,265
Other Assets	2,521,166	2,051,906

Total Assets	$89,413,714	77,694,010

Liabilities
Deposits:
Demand	$11,875,326	9,926,197
Interest Checking	18,714,625	17,207,565
Savings	7,894,918	10,838,103
Money Market	3,389,447	996,305
Other Time	6,686,020	8,615,910
Certificates—$100,000 and Over	2,009,068	1,437,289
Foreign Office	3,724,791	2,424,831

Total Deposits	54,294,195	51,446,200
Federal Funds Borrowed	6,833,511	3,009,053
Other Short-Term Borrowings	6,907,417	4,155,184
Accrued Taxes, Interest and Expenses	2,390,876	2,341,017
Other Liabilities	1,179,393	456,596
Long-Term Debt	9,254,536	7,458,117

Total Liabilities	80,859,928	68,866,167
Minority Interest	—	452,105
Total Shareholders’ Equity (c)	8,553,786	8,375,738

Total Liabilities and Shareholders’ Equity	$89,413,714	77,694,010

(a)	Amortized cost: September 30, 2003—$27,930,841 and September 30, 2002—$23,876,165.
(b)	Market values: September 30, 2003—$145,051 and September 30, 2002—$21,372.
(c)	Common Shares: Stated value $2.22 per share; authorized 1,300,000,000; outstanding September 30, 2003—570,298,014 (excluding 13,153,677 treasury shares) and September 30, 2002—578,525,454 (excluding 4,901,650 treasury shares).

FIFTH THIRD BANCORP AND SUBSIDIARIES

Loans and Leases Serviced

(unaudited) ($ in thousands)

	As of
	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002	September 30, 2002
Commercial
Commercial Loans	$13,824,371	14,014,541	13,380,264	12,742,725	12,427,271
Mortgage	6,590,021	6,297,335	5,983,988	5,885,544	5,659,393
Construction	3,143,315	3,052,459	3,064,878	3,009,113	2,929,580
Leases	3,160,839	3,021,888	2,998,208	3,019,190	2,917,129

Subtotal	26,718,546	26,386,223	25,427,338	24,656,572	23,933,373
Consumer
Consumer Loans	17,090,372	15,785,717	14,862,765	14,578,705	14,277,085
Mortgage & Construction	4,820,026	4,054,287	3,966,160	3,812,518	3,315,540
Credit Card	619,893	588,338	562,335	537,549	479,352
Leases	2,557,602	2,541,934	2,448,098	2,342,792	2,200,219

Subtotal	25,087,893	22,970,276	21,839,358	21,271,564	20,272,196

Total Loans and Leases	51,806,439	49,356,499	47,266,696	45,928,136	44,205,569

Loans Held for Sale	1,528,137	3,245,470	3,011,377	3,357,507	2,663,976

Operating Lease Equipment (a)	899,348	—	—	—	—

Loans and Leases Serviced for Others:
Residential Mortgage (b)	24,379,988	24,990,054	25,848,335	26,467,761	29,044,417
Commercial Mortgage (c)	2,017,717	2,008,982	1,990,481	1,959,290	2,241,208
Commercial Loans (d)	1,925,655	1,813,106	1,831,119	1,762,564	1,889,405
Consumer Loans (e)	909,090	—	—	—	—
Consumer Leases (a)	—	1,127,470	1,309,487	1,475,219	1,635,677

Total Loans and Leases Serviced for Others	29,232,450	29,939,612	30,979,422	31,664,834	34,810,707

Total Loans and Leases Serviced	$83,466,374	82,541,581	81,257,495	80,950,477	81,680,252

(a)	Prior to January 1, 2002, Fifth Third sold to and subsequently leased back from an unrelated asset-backed special purpose entity (SPE) certain consumer auto lease assets, subject to credit recourse and with servicing retained. Fifth Third adopted the provisions of FASB Interpretation No. 46 and consolidated this SPE effective July 1, 2003, as Fifth Third was deemed the primary beneficiary under the provisions of this Interpretation.
(b)	Fifth Third sells certain residential mortgage loans, primarily conforming and fixed-rate in nature, and retains servicing responsibilities.
(c)	Fifth Third sells certain commercial mortgage loans and retains servicing responsibilities.
(d)	Fifth Third transfers, subject to credit recourse and with servicing retained, certain investment grade commercial loans to an unconsolidated qualified special purpose entity (QSPE), which is wholly-owned by an independent third party.
(e)	Fifth Third sells certain consumer loans that are primarily variable rate in nature and retains servicing responsibilities.

FIFTH THIRD BANCORP AND SUBSIDIARIES

Consolidated Average Balance Sheets, Yields (Taxable Equivalent) and Rates

(unaudited) ($ in thousands)

	For the Three Months Ended
	September 30, 2003		September 30, 2002
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Assets
Interest-Earning Assets:
Loans and Leases	$53,871,422	5.01%	45,760,405	6.12%
Taxable Securities	27,658,511	4.20	22,768,169	5.55
Tax Exempt Securities	1,050,251	7.17	1,092,531	7.68
Other Short-Term Investments	256,982	1.37	255,789	1.99

Total Interest-Earning Assets	82,837,166	4.75	69,876,894	5.95
Cash and Due from Banks	1,398,390		1,503,966
Other Assets	5,885,823		4,952,376
Reserve for Credit Losses	(739,930)		(657,291)

Total Assets	$89,381,449		75,675,945

Liabilities
Interest-Bearing Liabilities:
Interest Checking	$18,672,995	0.91%	17,056,673	1.88%
Savings	8,095,064	0.70	10,606,422	1.68
Money Market	3,356,421	0.88	1,016,131	2.70
Other Time	6,827,532	2.86	8,966,315	3.63
Certificates-$100,000 and Over	3,585,726	1.28	1,697,949	2.92
Foreign Office Deposits	3,340,205	1.04	1,703,362	1.69
Federal Funds Borrowed	7,356,536	1.03	2,679,891	1.78
Other Short-Term Borrowings	6,196,755	0.88	3,909,761	1.81
Long-Term Debt	9,580,619	3.76	7,461,781	5.04

Total Interest-Bearing Liabilities	67,011,853	1.53	55,098,285	2.58
Demand Deposits	10,859,457		9,025,412
Other Liabilities	3,087,416		2,696,873

Total Liabilities	80,958,726		66,820,570
Minority Interest	—		444,319
Shareholders’ Equity	8,422,723		8,411,057

Total Liabilities and Shareholders’ Equity	$89,381,449		75,675,946

Average Common Shares (in thousands):
Outstanding	570,088		580,504
Diluted	578,777		592,024

Ratios (percent):
Net Interest Margin (Taxable Equivalent)		3.52%		3.91%
Net Interest Rate Spread (Taxable Equivalent)		3.22%		3.37%
Interest-Bearing Liabilities to Interest-Earning Assets		80.90%		78.85%

FIFTH THIRD BANCORP AND SUBSIDIARIES

Consolidated Average Balance Sheets, Yields (Taxable Equivalent) and Rates

(unaudited) ($ in thousands)

	For the Nine Months Ended
	September 30, 2003		September 30, 2002
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Assets
Interest-Earning Assets:
Loans and Leases	$51,917,515	5.29%	44,547,921	6.35%
Taxable Securities	27,321,557	4.50	21,468,919	5.92
Tax Exempt Securities	1,066,399	7.22	1,111,416	7.32
Other Short-Term Investments	340,529	1.08	332,952	1.85

Total Interest-Earning Assets	80,646,000	5.03	67,461,208	6.20
Cash and Due from Banks	1,451,010		1,556,876
Other Assets	5,004,952		5,049,479
Reserve for Credit Losses	(715,561)		(638,509)

Total Assets	$86,386,401		73,429,054

Liabilities
Interest-Bearing Liabilities:
Interest Checking	$18,469,039	1.04%	15,756,530	1.93%
Savings	8,127,746	0.85	9,122,686	1.78
Money Market	3,121,811	1.05	1,212,700	2.51
Other Time	7,315,335	3.04	9,743,199	3.93
Certificates-$100,000 and Over	3,616,426	1.45	1,805,236	3.38
Foreign Office Deposits	3,274,870	1.20	1,850,061	1.84
Federal Funds Borrowed	6,831,649	1.18	2,695,237	1.73
Short-Term Bank Notes	—	—	2,118	3.40
Other Short-Term Borrowings	4,907,249	1.11	3,913,329	1.73
Long-Term Debt	8,611,745	4.28	7,471,048	5.09

Total Interest-Bearing Liabilities	64,275,870	1.73	53,572,144	2.74
Demand Deposits	10,152,578		8,709,379
Other Liabilities	3,011,429		2,606,299

Total Liabilities	77,439,877		64,887,822
Minority Interest	312,699		434,527
Shareholders’ Equity	8,633,825		8,106,705

Total Liabilities and Shareholders’ Equity	$86,386,401		73,429,054

Average Common Shares (in thousands):
Outstanding	572,765		581,626
Diluted	581,055		593,758

Ratios (percent):
Net Interest Margin (Taxable Equivalent)		3.65%		4.02%
Net Interest Rate Spread (Taxable Equivalent)		3.30%		3.46%
Interest-Bearing Liabilities to Interest-Earning Assets		79.70%		79.41%

FIFTH THIRD BANCORP AND SUBSIDIARIES

Regulatory Capital

(unaudited) ($ in thousands)

	September 30, 2003 (a)	June 30, 2003	March 31, 2003	December 31, 2002	September 30, 2002
Tier 1 Capital:
Shareholders’ Equity	$8,553,786	8,554,234	8,663,744	8,475,017	8,375,738
Goodwill and Certain Other Intangibles	(941,868)	(912,531)	(923,607)	(932,646)	(950,285)
Unrealized Gains	(42,829)	(288,328)	(348,963)	(421,237)	(321,040)
Other	595,241	556,967	546,319	535,118	534,356

Total Tier 1 Capital	$8,164,330	7,910,342	7,937,493	7,656,252	7,638,769

Total Capital:
Tier 1 Capital	$8,164,330	7,910,342	7,937,493	7,656,252	7,638,769
Qualifying Reserves for Credit Losses	787,786	755,103	708,122	691,567	668,284
Qualifying Subordinated Notes	938,248	991,441	491,655	496,427	507,666

Total Risk-Based Capital	$9,890,364	9,656,886	9,137,270	8,844,246	8,814,719

Risk-Weighted Assets	$70,762,000	69,849,411	66,737,471	65,444,076	63,055,668
Ratios (percent):
Average Shareholders’ Equity to Average Assets	9.42%	10.19	10.42	10.63	11.11
Risk-Based Capital:
Tier 1 Capital	11.54%	11.32	11.89	11.70	12.11
Total Capital	13.98%	13.83	13.69	13.51	13.98
Tier 1 Leverage	9.23%	9.18	9.67	9.73	10.22

(a)	September 30, 2003 regulatory capital data and ratios are estimated.

FIFTH THIRD BANCORP AND SUBSIDIARIES

Asset Quality

(unaudited) ($ in thousands)

Summary of Credit Loss Experience

	For the Three Months Ended
	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002	September 30, 2002
Losses Charged Off:
Commercial, Financial and Agricultural Loans	$(39,385)	(29,259)	(27,140)	(17,236)	(24,554)
Real Estate—Commercial Mortgage Loans	(4,622)	(1,218)	(1,061)	(5,591)	(1,402)
Real Estate—Construction Loans	(2,162)	(410)	(198)	(1,167)	(2,150)
Real Estate—Residential Mortgage Loans	(3,266)	(3,195)	(8,806)	(3,467)	(2,844)
Consumer Loans	(33,560)	(31,802)	(33,266)	(31,397)	(25,583)
Lease Financing	(9,364)	(25,721)	(12,007)	(11,038)	(10,107)

Total Losses	(92,359)	(91,605)	(82,478)	(69,896)	(66,640)

Recoveries of Losses Previously Charged Off:
Commercial, Financial and Agricultural Loans	4,111	2,379	4,489	3,736	7,740
Real Estate—Commercial Mortgage Loans	390	418	686	830	1,248
Real Estate—Construction Loans	231	33	176	237	6
Real Estate—Residential Mortgage Loans	134	11	2	1	3
Consumer Loans	10,037	8,393	10,159	12,501	11,715
Lease Financing	2,327	2,896	2,310	3,074	2,358

Total Recoveries	17,230	14,130	17,822	20,379	23,070

Net Losses Charged Off:
Commercial, Financial and Agricultural Loans	(35,274)	(26,880)	(22,651)	(13,500)	(16,814)
Real Estate—Commercial Mortgage Loans	(4,232)	(800)	(375)	(4,761)	(154)
Real Estate—Construction Loans	(1,931)	(377)	(22)	(930)	(2,144)
Real Estate—Residential Mortgage Loans	(3,132)	(3,184)	(8,804)	(3,466)	(2,841)
Consumer Loans	(23,523)	(23,409)	(23,107)	(18,896)	(13,868)
Lease Financing	(7,037)	(22,825)	(9,697)	(7,964)	(7,749)

Total Net Losses Charged Off	$(75,129)	(77,475)	(64,656)	(49,517)	(43,570)

Reserve for Credit Losses, Beginning	$734,756	703,354	683,193	660,934	649,166
Total Net Losses Charged Off	(75,129)	(77,475)	(64,656)	(49,517)	(43,570)
Provision Charged to Operations	112,082	108,877	84,817	72,085	55,524
Acquired Institutions and Other	—	—	—	(309)	(186)

Reserve for Credit Losses, Ending	$771,709	734,756	703,354	683,193	660,934

Nonperforming and Underperforming Assets

	As of
	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002	September 30, 2002
Nonaccrual Loans and Leases (a)	$271,256	273,293	277,452	246,986	226,840
Other Assets, Including Other Real Estate Owned	52,053	33,212	29,221	25,618	21,028

Total Nonperforming Assets	323,309	306,505	306,673	272,604	247,868
Ninety Days Past Due Loans and Leases (a)	145,643	137,503	134,024	162,213	191,116

Total Underperforming Assets	$468,952	444,008	440,697	434,817	438,984

Average Loans and Leases (b)	$50,615,070	48,561,158	47,154,837	45,272,569	44,173,797
Loans and Leases (b)	51,806,439	49,356,499	47,266,696	45,928,136	44,205,569

Ratios
Net Losses Charged Off as a Percent of Average Loans and Leases	0.59%	0.64	0.56	0.43	0.39
Reserve as a Percent of Loans and Leases	1.49%	1.49	1.49	1.49	1.50
Nonperforming Assets as a Percent of Loans, Leases and Other Real Estate Owned	0.62%	0.62	0.65	0.59	0.56
Underperforming Assets as a Percent of Loans, Leases and Other Real Estate Owned	0.90%	0.90	0.93	0.95	0.99

(a)	Nonaccrual includes $20.7 million and Ninety Days Past Due includes $43.7 million of residential mortgage loans as of September 30, 2003.
(b)	Excludes loans held for sale.